EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Lee Enterprises, Incorporated:

We consent to the incorporation by reference in the registration statements (No. 333-06435, No. 333-132768, No. 333-218355 and No. 333-204985) on Form S-8 and (No. 333-215651, Amendment No. 1 to No. 333-21561, No. 333-197450, and Amendment No. 1 to No. 333-197450) on Form S-3 of Lee Enterprises, Incorporated and subsidiaries of our reports dated December 13, 2019, with respect to the consolidated balance sheets of Lee Enterprises, Incorporated as of September 29, 2019 and September 30, 2018, and the related consolidated statements of income, comprehensive income, stockholders’ equity (deficit), and cash flows for the 52-week period ended September 29, 2019, the 53-week period ended September 30, 2018 and the 52-week period ended September 24, 2017, and the related notes, and the effectiveness of internal control over financial reporting as of September 29, 2019, which reports appear in the September 29, 2019 annual report on Form 10-K of Lee Enterprises, Incorporated.

/s/ KPMG LLP

Chicago, Illinois

December 13, 2019